UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2018

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3720
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 27, 2018, Southcross Energy Partners, L.P. (the “Partnership”) received a notice from the New York Stock Exchange ("NYSE") that the Partnership is not in compliance with the continued listing standard set forth in NYSE Listed Company Manual Rule 802.01C, which requires the average closing price of the Partnership’s common units to be at least $1.00 per unit over a consecutive 30 trading-day period (the “Notice”).
As required by the NYSE, the Partnership intends to notify the NYSE within ten business days of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements. In accordance with NYSE rules, the Partnership has six months from receipt of the Notice to achieve compliance with the continued listing standards of Section 802.01C. The Partnership can regain compliance by having a closing price of at least $1.00 per unit on the last trading day of any calendar month during the six-month cure period and an average closing unit price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Partnership is considering all available options to regain compliance during this six-month period.
Under the NYSE rules, the Partnership’s common units will continue to be listed and traded on the NYSE during this six-month period, subject to the Partnership’s compliance with other continued listing requirements, under the symbol “SXE,” but with the added indicator of “.BC” to denote that the Partnership is below the quantitative continued listing standards.
No assurance can be given that the Partnership will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual. If the Partnership’s common units ultimately were to be suspended from trading on, and delisted from, the NYSE for any reason, it could have adverse consequences including, among others: lower demand and market price for the Partnership’s common units; adverse publicity; and a reduced interest in the Partnership from investors, analysts and other market participants. In addition, a suspension or delisting could impair the Partnership’s ability to execute on its operational and strategic goals, raise additional capital and attract and retain employees by means of equity compensation. In the event that the Partnership fails to achieve compliance with Rule 802.01C during the cure period, the Partnership’s common units will be subject to the NYSE's suspension and delisting procedures.
The current noncompliance with the NYSE listing standard does not affect the Partnership’s ongoing business operations or its Securities and Exchange Commission reporting requirements, and does not cause an event of default under the Partnership’s revolving credit facility and term loan.
Item 7.01. Regulation FD Disclosure
As required under NYSE rules, the Partnership issued a press release on August 31, 2018, announcing that it had received the Notice. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.
The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit
Number	Description
99.1	Press Release of Southcross Energy Partners, L.P., dated August 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: August 31, 2018	By:	/s/ Bret M. Allan
		Name:	Bret M. Allan
		Title:	Senior Vice President and Chief Financial Officer